Ex. 99.28(d)(46)(xv)

 Amendment

to Amended and Restated

Investment Sub-Advisory Agreement

Between Jackson National Asset Management, LLC

and T. Rowe Price Associates, Inc.

 This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and T. Rowe Price Associates, Inc., a Maryland corporation and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser (the “Parties”) entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (the “Funds”) of JNL Series Trust (the “Trust”), as listed on Schedule A to the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Parties have agreed to amend the Agreement to incorporate the following changes (“Fund Changes”) effective April 27, 2020, as approved by the Board of Trustees of the Trust:

1.      Fund Name Change

-        JNL/T. Rowe Price Managed Volatility Balanced Fund to be renamed the JNL/T. Rowe Price Balanced Fund (and corresponding fee schedule change).

2.      New Fund

-        JNL/T. Rowe Price Capital Appreciation Fund (formerly a series of the Jackson Variable Series Trust) (and corresponding fee schedule).

3.      Sub-Adviser Appointments

-        Appointment of Sub-Adviser to provide sub-investment advisory services to the JNL/Crescent High Income Fund, an existing fund of the Trust, which will be renamed the JNL/T. Rowe Price U.S. High Yield Fund (and corresponding fee schedule) (in connection with the sub-adviser replacement of Crescent Capital Group LP); and

-        Appointment of Sub-Adviser to provide sub-investment advisory services to a portion of assets of the JNL/Lazard Emerging Markets Fund, an existing fund of the Trust, which will be renamed the JNL Multi-Manager Emerging Markets Equity Fund (and corresponding fee schedule) (in connection with the sub-adviser replacement of Lazard Asset Management LLC).

4.      Fee Schedules (pursuant to the Fund Changes outlined above)

-        JNL Multi-Manager Emerging Markets Equity Fund (for the portion of assets managed by the Sub-Adviser);

-        JNL/T. Rowe Price Balanced Fund;

-        JNL/T. Rowe Price Capital Appreciation Fund; and

-        JNL/T. Rowe Price U.S. High Yield Fund.

Whereas, the Board of Trustees of the Trust has approved, and the Parties have agreed to amend the following sections of the Agreement, effective April 27, 2020:

-        The second “Whereas” clause of the introductory section;

-        Section 1. “Appointment.”; and

-        Section 3. “Management.”.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)     The second “Whereas” clause in the introductory section of the Agreement is hereby deleted and replaced with the following paragraphs:

“Whereas, the fund(s) listed on Schedule A hereto (each, a “Fund”) are series of the Trust;

Whereas, the Board of Trustees of the Trust (the “Board of Trustees”) and the Adviser desire that the Adviser retain the Sub-Adviser as Adviser’s agent to render investment advisory services for the portion of each Fund’s assets allocated to the Sub-Adviser, as determined from time to time by the Adviser, in the manner and on the terms hereinafter set forth;”

2)     Section 1. “Appointment.” of the Agreement is hereby deleted and replaced with the following paragraph:

1.      Appointment. Subject to the approval of the Board of Trustees, Adviser represents and warrants that it has full legal power and authority to enter into this Agreement and to delegate investment advisory services, and hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement, and the appointment of Sub-Adviser hereunder is permitted by Trust’s and Adviser’s governing documents and has been duly authorized by all necessary corporate or other action. Such appointment may be limited to a portion of a Fund’s assets allocated to the Sub-Adviser by the Adviser, which may be changed from time to time at the sole discretion of the Adviser. References to the “Fund” or “Funds” in this Agreement shall refer to the portion of Trust assets allocated to the Sub-Adviser by the Adviser, except where the context otherwise indicates. Adviser represents that this Agreement has been duly authorized and will be binding upon Adviser.

3)     Add the following new paragraph as the second paragraph of Section 3. “Management.”:

In performing its obligations under this Agreement, the Sub-Adviser may delegate investment authority and discretion to an advisory affiliate for a Fund listed in Schedule A, provided that the Sub-Adviser shall always remain liable to the Adviser and the Fund(s) for its obligations hereunder and that the Sub-Adviser provides written notice to the Adviser before such delegation.

4)     Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 27, 2020, attached hereto.

5)     Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 27, 2020, attached hereto.

6)     Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

7)     Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

8)     This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective April 27, 2020.

Jackson National Asset Management, LLC		T. Rowe Price Associates, Inc.

By:	/s/ Emily J. Bennett	By:	/s/ Terence Baptiste
Name:	Emily J. Bennett	Name:	Terence Baptiste
Title:	AVP, Associate General Counsel	Title:	Vice President

Schedule A

Dated April 27, 2020

Funds
JNL Multi-Manager Emerging Markets Equity Fund
JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund

A-1

Schedule B

Dated April 27, 2020

(Compensation)

JNL Multi-Manager Emerging Markets Equity Fund*(1)
[Fees Omitted]

* For the portion of the Average Daily Net Assets managed by T. Rowe Price Associates, Inc.

JNL/T. Rowe Price Balanced Fund (2)
Assets up to $200 million:
Average Daily Net Assets	Annual Rate
All Assets	0.375%
When assets exceed $200 million, but are less than $500 million:
Average Daily Net Assets	Annual Rate
All Assets	0.350%
When assets exceed $500 million:
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.325%
Over $500 million	0.250%

(2) For the JNL/T. Rowe Price Balanced Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $200 million and the flat 0.35% fee once assets reach $200 million. The credit will apply at asset level between approximately $186.7 million and $200 million.

To accommodate circumstances where the Fund’s assets fall beneath $200 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.375% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $200 million, when the flat 0.35% fee would be triggered, or (b) fall below a threshold of approximately $186.7 million, where the flat 0.375% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.375% fee and the flat 0.35% fee by the difference between the current portfolio size for billing purposes and the $186.7 million threshold, divided by the difference between $200 million and the $186.7 million threshold. The credit would approach $50,000 annually when the Fund’s assets were close to $200 million and fall to zero at approximately $186.7 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $186,666,666.67	X $50,000
$13,333,333.33

For the JNL/T. Rowe Price Balanced Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $500 million and the flat 0.325% fee once assets reach $500 million. The credit will apply at asset level between approximately $464.3 million and $500 million.

B-1

To accommodate circumstances where the Fund’s assets fall beneath $500 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.35% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $500 million, when the flat 0.325% fee would be triggered, or (b) fall below a threshold of approximately $464.3 million, where the flat 0.35% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.35% fee and the flat 0.325% fee by the difference between the current portfolio size for billing purposes and the $464.3 million threshold, divided by the difference between $500 million and the $464.3 million threshold. The credit would approach $125,000 annually when the Fund’s assets were close to $500 million and fall to zero at approximately $464.3 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $464,285,714.29	X $125,000
$35,714,285.71

JNL/T. Rowe Price Capital Appreciation Fund (3)
Assets up to $500 million:
Average Daily Net Assets (4)	Annual Rate
$0 to $250 million	0.50%
$250 million to $500 million	0.40%
Assets over $500 million and up to $2 billion:
Average Daily Net Assets	Annual Rate
$0 to $1 billion	0.40%
Over $1 billion	0.35%
Assets over $2 billion and up to $3 billion:
Average Daily Net Assets	Annual Rate
$0 to $ 500 million	0.40%
Over $500 million	0.35%
When assets exceed $3 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.35%

(3) For the JNL/T. Rowe Capital Appreciation Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $3 billion. The credit will apply at asset levels between approximately $2.93 billion and $3 billion.

To accommodate circumstances where a Fund’s assets fall beneath $3 billion and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $3 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $2.93 billion, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.35% fee schedule by the difference between the current portfolio size for billing purposes and the $2.93 billion threshold, divided by the difference between $3 billion and the $2.93 billion threshold. The credit would approach $250,000 annually when a Fund’s assets were close to $3 billion and fall to zero at approximately $2.93 billion.

B-2

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes – $2,928,571,429	x $250,000
$71,428,571

(4) In order to prevent the Funds from paying duplicate management fees, the net asset value of shares of the T. Rowe Price Institutional Floating Rate Fund or shares of any other T. Rowe Price institutional fund held in a Fund’s portfolio will be excluded from the Fund’s total assets in calculating the sub-advisory fees payable to the Sub-Adviser.

JNL/T. Rowe Price Established Growth Fund (5)
Assets up to $100 million:
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.50%
$50 million to $100 million	0.40%
Assets over $100 million and up to $1 billion:
Average Daily Net Assets	Annual Rate
$0 to $250 million	0.40%
$250 million to $500 million	0.375%
$500 million to $1 billion	0.35%
When assets exceed $1 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.30%

(5) For the JNL/T. Rowe Price Established Growth Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $1 billion. The credit will apply at asset levels between approximately $803.5 million and $1 billion.

To accommodate circumstances where a Fund’s assets fall beneath $1 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $803.5 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.30% fee schedule by the difference between the current portfolio size for billing purposes and the $803.5 million threshold, divided by the difference between $1 billion and the $946 million threshold.  The credit would approach $687,500 annually when a Fund’s assets were close to $1 billion and fall to zero at approximately $803.5 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $803,571,428.57	x $687,500
$196,428,571.43

B-3

JNL/T. Rowe Price Value Fund (6)
Assets up to $100 million:
Average Daily Net Assets	Annual Rate
$0 to $50 million	.475%
$50 million to $100 million	.425%
When assets exceed $100 million, but are less than $200 million:
Average Daily Net Assets	Annual Rate
All Assets	.375%
When assets exceed $200 million, but are less than $500 million:
Average Daily Net Assets	Annual Rate
All Assets	.325%
When assets exceed $500 million, but are less than $1 billion:
Average Daily Net Assets	Annual Rate
$0 to $500 million	.300%
$500 million to $1 billion	.275%
When assets exceed $1 billion, but are less than $1.5 billion:
Average Daily Net Assets	Annual Rate
All Assets	.275%
When assets exceed $1.5 billion, but are less than $2 million:
Average Daily Net Assets	Annual Rate
All Assets	.250%
When assets exceed $2 billion, but are less than $3 million:
Average Daily Net Assets	Annual Rate
All Assets	.245%
When assets exceed $3 billion, but are less than $4 million:
Average Daily Net Assets	Annual Rate
All Assets	.240%
When assets exceed $4 billion, but are less than $5.5 million:
Average Daily Net Assets	Annual Rate
All Assets	.230%
When assets exceed $5.5 billion, but are less than $7.5 million:
Average Daily Net Assets	Annual Rate
All Assets	.225%
When assets exceed $7.5 billion:
Average Daily Net Assets	Annual Rate
All Assets	.220%

B-4

(6) For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee schedule when net assets are below $1.5 billion and the flat fee once assets reach $1.5 billion. The credit will apply at asset levels between $1.375 billion and $1.5 billion.

To accommodate circumstances where the Portfolio’s assets fall beneath $1.5 billion and to prevent a decline in the Portfolios’ assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.275% fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1.5 billion, when the flat 0.25% bps fee would be triggered, or (b) fall below a threshold of approximately $1.364 billion, where the flat 0.275% fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.275% fee schedule and the flat 0.25% fee schedule by the difference between $1.364 billion and the current portfolio size for billing purposes, divided by the difference between the $1.5 billion and the $1.364 billion threshold.  The credit would approach $375,000 annually when the T. Rowe Price Large Cap Value Portfolio’s assets were close to $1.5 billion and fall to zero at approximately $1.364 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1,363,636,363	x $375,000
$136,363,636

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $2 billion and the flat fee once assets reach $2 billion. The credit will apply at asset levels between approximately $1.96 billion and $2 billion.

To accommodate circumstances where the Fund’s assets fall beneath $2 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.250% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $2 billion, when the flat 0.245% fee would be triggered, or (b) fall below a threshold of approximately $1.96 billion, where the flat 0.250% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.250% fee and the flat 0.245% fee by the difference between the current portfolio size for billing purposes and the $1.96 billion, divided by the difference between $2 billion and the $1.96 billion threshold.  The credit would approach $100,000 annually when the Fund’s assets were close to $2 billion and fall to zero at approximately $1.96 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1,960,000,000	x $100,000
$40,000,000

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $3 billion and the flat fee once assets reach $3 billion. The credit will apply at asset levels between approximately $2.94 billion and $3 billion.

To accommodate circumstances where the Fund’s assets fall beneath $3 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.245% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $3 billion, when the flat 0.240% fee would be triggered, or (b) fall below a threshold of approximately $2.94 billion, where the flat 0.245% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.245% fee and the flat 0.240% fee by the difference between the current portfolio size for billing purposes and the $2.94 billion, divided by the difference between $3 billion and the $2.94 billion threshold.  The credit would approach $150,000 annually when the Fund’s assets were close to $3 billion and fall to zero at approximately $2.94 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

B-5

Current Portfolio Size for Billing Purposes - $2,938,775,510.20	x $150,000
$61,224,489.80

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $4 billion and the flat fee once assets reach $4 billion. The credit will apply at asset levels between approximately $3.83 billion and $4 billion.

To accommodate circumstances where the Fund’s assets fall beneath $4 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.240% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $4 billion, when the flat 0.230% fee would be triggered, or (b) fall below a threshold of approximately $3.83 billion, where the flat 0.240% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.240% fee and the flat 0.230% fee by the difference between the current portfolio size for billing purposes and the $3.83 billion, divided by the difference between $4 billion and the $3.83 billion threshold.  The credit would approach $400,000 annually when the Fund’s assets were close to $4 billion and fall to zero at approximately $3.83 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $3,833,333,333.33	x $400,000
$166,666,666.67

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $5.5 billion and the flat fee once assets reach $5.5 billion. The credit will apply at asset levels between approximately $5.38 billion and $5.5 billion.

To accommodate circumstances where the Fund’s assets fall beneath $5.5 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.230% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $5.5 billion, when the flat 0.225% fee would be triggered, or (b) fall below a threshold of approximately $5.38 billion, where the flat 0.230% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.230% fee and the flat 0.225% fee by the difference between the current portfolio size for billing purposes and the $5.38 billion, divided by the difference between $5.5 billion and the $5.38 billion threshold.  The credit would approach $275,000 annually when the Fund’s assets were close to $5.5 billion and fall to zero at approximately $5.38 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $5,380,434,782.61	x $275,000
$119,565,217.39

For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $7.5 billion and the flat fee once assets reach $7.5 billion. The credit will apply at asset levels between approximately $7.33 billion and $7.5 billion.

To accommodate circumstances where the Fund’s assets fall beneath $7.5 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.225% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $7.5 billion, when the flat 0.220% fee would be triggered, or (b) fall below a threshold of approximately $7.33 billion, where the flat 0.225% fee would be fully re-applied.

B-6

The credit is determined by multiplying the difference between the flat 0.225% fee and the flat 0.220% fee by the difference between the current portfolio size for billing purposes and the $7.33 billion, divided by the difference between $7.5 billion and the $7.33 billion threshold.  The credit would approach $375,000 annually when the Fund’s assets were close to $7.5 billion and fall to zero at approximately $7.33 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $7,333,333,333.33	x $375,000
$166,666,666.67

JNL/T. Rowe Price Mid-Cap Growth Fund (7)

Average Daily Net Assets	Annual Rate
$0 to $20 million	0.60%
$20 million to $50 million	0.50%
$50 million to $200 million	0.50%
Amounts over $200 million	0.50%(8)

(7) Fees will be paid based on assets invested in the actively managed portion of the Fund managed by T. Rowe Price, not including assets from the mid-cap growth index strategy portion of the Fund managed by Mellon Investments Corporation.

(8) When net assets exceed $200 million, the annual rate is applicable to all the amounts in the JNL/T. Rowe Price Mid-Cap Growth Fund.

B-7

JNL/T. Rowe Price Short-Term Bond Fund

Average Daily Net Assets	Annual Rate
$0 to $50 million	0.225%
$50 million to $100 million	0.175%
When assets exceed $100 million
Average Daily Net Assets	Annual Rate
All Assets	0.15%
When assets exceed $250 million
Average Daily Net Assets	Annual Rate
All Assets	0.125%
When assets exceed $500 million
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.125%
Amounts over $500 million	0.10%
When assets exceed $1 billion
Average Daily Net Assets	Annual Rate
All Assets	0.10%(9)

(9) To accommodate circumstances where a Fund’s assets fall beneath $100 million and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $100 million, when the flat fee would be triggered, or (b) fall below a threshold of approximately $71.4 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.15% fee schedule by the difference between the current portfolio size for billing purposes and the $71.4 million threshold, divided by the difference between $100 million and the $71.4 million threshold. The credit would approach $50,000 annually when a Fund’s assets were close to $100 million and fall to zero at approximately $71.4 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $71,428,571	x $50,000
$28,571,429

To accommodate circumstances where a Fund’s assets fall beneath $250 million and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $250 million, when the flat fee would be triggered, or (b) fall below a threshold of approximately $208.3 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.15% fee schedule and the flat 0.125% fee schedule by the difference between the current portfolio size for billing purposes and the $208.3 million threshold, divided by the difference between $250 million and the $208.3 million threshold. The credit would approach $62,500 annually when a Fund’s assets were close to $250 million and fall to zero at approximately $208.3 million.

B-8

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $208,333,333	x $62,500
$41,666,667

To accommodate circumstances where a Fund’s assets fall beneath $1 billion and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $875 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.10% fee schedule by the difference between the current portfolio size for billing purposes and the $875 million threshold, divided by the difference between $1 billion and the $875 million threshold. The credit would approach $125,000 annually when a Fund’s assets were close to $1 billion and fall to zero at approximately $875 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $875,000,000	x $125,000
$125,000,000

JNL/T. Rowe Price U.S. High Yield Fund (10)
Assets up to $100 million:
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.50%
$50 million to $100 million	0.45%
Assets over $100 million and up to $250 million:
Average Daily Net Assets	Annual Rate
All Assets	0.40%
Assets over $250 million and up to $500 million:
Average Daily Net Assets	Annual Rate
All Assets	0.375%
Assets over $500 million and up to $1 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.35%
Assets over $1 billion to $2 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.30%
When assets exceed $2 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.25%

B-9

(10) For the JNL/T. Rowe Price U.S. High Yield Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee when assets are below $100 million and the flat 0.40% fee once assets reach $100 million. The credit will apply at asset level between approximately $83.3 million and $100 million.

To accommodate circumstances where the Fund’s assets fall beneath $100 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the tiered 0.45% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $100 million, when the flat 0.40% fee would be triggered, or (b) fall below a threshold of approximately $83.3 million, where the tiered 0.45% fee would be fully re-applied.

The credit is determined by multiplying the difference between the tiered 0.45% fee and the flat 0.40% fee by the difference between the current portfolio size for billing purposes and the $83.3 million threshold, divided by the difference between $100 million and the $83.3 million threshold. The credit would approach $75,000 annually when the Fund’s assets were close to $100 million and fall to zero at approximately $83.3 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $83,333,333.33	x $75,000
$16,666,666.67

For the JNL/T. Rowe Price U.S. High Yield Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $250 million and the flat 0.375% fee once assets reach $250 million. The credit will apply at asset level between approximately $234.4 million and $250 million.

To accommodate circumstances where the Fund’s assets fall beneath $250 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.40% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $250 million, when the flat 0.375% fee would be triggered, or (b) fall below a threshold of approximately $234.4 million, where the flat 0.40% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.40% fee and the flat 0.375% fee by the difference between the current portfolio size for billing purposes and the $234.4 million threshold, divided by the difference between $250 million and the $234.4 million threshold. The credit would approach $62,500 annually when the Fund’s assets were close to $250 million and fall to zero at approximately $234.4 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $234,375,000	X $62,500
$15,625,000

For the JNL/T. Rowe Price U.S. High Yield Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $500 million and the flat 0.35% fee once assets reach $500 million. The credit will apply at asset level between approximately $466.7 million and $500 million.

To accommodate circumstances where the Fund’s assets fall beneath $500 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.375% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $500 million, when the flat 0.35% fee would be triggered, or (b) fall below a threshold of approximately $466.7 million, where the flat 0.375% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.375% fee and the flat 0.35% fee by the difference between the current portfolio size for billing purposes and the $466.7 million threshold, divided by the difference between $500 million and the $466.7 million threshold. The credit would approach $125,000 annually when the Fund’s assets were close to $500 million and fall to zero at approximately $466.7 million.

B-10

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $466,666,666.67	X $125,000.00
$33,333,333.33

For the JNL/T. Rowe Price U.S. High Yield Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $1 billion and the flat 0.30% fee once assets reach $1 billion. The credit will apply at asset level between approximately $857.1 million and $1 billion.

To accommodate circumstances where the Fund’s assets fall beneath $1 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.35% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat 0.30% fee would be triggered, or (b) fall below a threshold of approximately $857.1 million, where the flat 0.35% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.35% fee and the flat 0.30% fee by the difference between the current portfolio size for billing purposes and the $857.1 million threshold, divided by the difference between $1 billion and the $857.1 million threshold. The credit would approach $500,000 annually when the Fund’s assets were close to $1 billion and fall to zero at approximately $857.1 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $857,142,857.14	X $500,000.00
$142,857,142.86

For the JNL/T. Rowe Price U.S. High Yield Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when assets are below $2 billion and the flat 0.25% fee once assets reach $2 billion. The credit will apply at asset level between approximately $1.67 billion and $2 billion.

To accommodate circumstances where the Fund’s assets fall beneath $2 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.30% fee. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $2 billion, when the flat 0.25% fee would be triggered, or (b) fall below a threshold of approximately $.1.67 billion, where the flat 0.30% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.30% fee and the flat 0.25% fee by the difference between the current portfolio size for billing purposes and the $1.67 billion threshold, divided by the difference between $2 billion and the $1.67 billion threshold. The credit would approach $1,000,000 annually when the Fund’s assets were close to $2 billion and fall to zero at approximately $1.67 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1,666,666,666.67	X $1,000,000.00
$333,333,333.33

B-11